Exhibit 5.1






                                  June 29, 2000

Hughes Supply, Inc.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

         Re:      Registration Statement on Form S-8

Gentlemen:

         I am general counsel of Hughes Supply, Inc., a Florida corporation (the "Company"). I am furnishing this opinion in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 100,000 shares of its common stock, par value $1.00 per share (the "Common Stock"), to be offered and sold by the Company pursuant to the Hughes Supply, Inc. Directors' Stock Option Plan (the "Plan").

         I have examined and am familiar with the Plan, copies of the Restated Articles of Incorporation and By-Laws of the Company, the Registration Statement, and such other corporate records and documents as I deemed necessary to form the basis for the opinion hereinafter expressed. In my examination of such material, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original documents of all copies submitted to me. As to questions of fact material to such opinion, I have relied upon statements of officers and representatives of the Company and others.

         Based on the foregoing, it is my opinion that the shares of Common Stock being registered will, when issued in accordance with the Plan, be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         I hereby consent to the reference to me in the Registration Statement and as an attorney who will pass on the legal matters in connection with the offering and to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,


                                                     /s/ Benjamin P. Butterfield
                                                     Benjamin P. Butterfield